Exhibit 10.1.18

SWAP ASSIGNMENT AGREEMENT

This "Swap Assignment Agreement" ("Agreement ") is executed on December 23, 2004, by and between:

CSN OVERSEAS LTD., a company incorporated and existing under the laws of the Cayman Islands, with its head office at the offices of Walkers S.P.V. Limited, P.O. Box 908 GT, Walker House, Mary Street, George Town, Grand Cayman, Cayman„ herein represented in accordance with its by-laws, hereinafter referred to as "Overseas";

CSN STEEL CORP., a company incorporated and existing under the laws of Cayman Islands, wi.th registered office at the offices of Walkers S.P.V. Limited, P.O. Box 908 GT, Wal.ker House, Mary Street, George Town, Grand Cayman, Cayman, herein represented in accordance with its by-laws, hereinafter referred to as "Steel":

POBT TRUST AND BANK LIMITED, a company incorporated and existing under the laws of the Cayman Islands, with its head office at Font Nassau Centre, Marlborough. St. 2nd floor, Suite 202, Nassau, Bahamas, herein represented in accordance with its articles of association, hereinafter referred to as "POBT"; and

WHEREAS:

(A) Overseas and POBT entered into an ISDA Master Agreement and a Schedule to the ISDA Master Agreement on April 2, 2003, as attached lhereto as Annex I ("ISDA");

(B) Overseas and POBT entered into 15 (fifteen) letter agreements under the ISDA pursuant to the confirmations attached hereto as Annex II ("Confirmations" and collectively with the ISDA, simply the "Assigned Agreements");

(C) Overseas wishes to assign to Steel the Assigned Agreements;

NOW, THERFFORE, in consideration of the promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I. ASSIGNMENT BY OVERSEAS OF THE ASSIGNED AGREEMENTS

SECTION 1 - Overseas hereby sells, transfers, assigns, grants, and conveys to Steel the Assigned Agreements, without recourse, and Overseas acquires the Assigned Agreements for a purchase price of US$126,000,000.00 (one hundred and twenty six million United States dollars) ("Purchase Price "), so that any and all rights and obligations under the Assigned Agreements must revert to benefit of and be borne by Steel, as the new sole and beneficial owner of the Assigned Agreements.

Paragraph 1 — The payment of the Purchase Price is made on the date of this Agreement by wire transfer to the account indicated by Overseas, free and clear of and without deduction for or on account of tax imposed by any governmental authority.

Paragraph 2 — POBT and CSN do hereby consent to such assignment, releases Overseas from all its obligations under the Assigned Agreements and agree to treat Steel as the sole and beneficial owner of the Assigned Agreements.

II. REPRESENTATIONS AND WARRANTIES

SECTION 2 — Each party herein represents and warrants to the other party that:

I. it has full power and authority, and has taken all action necessary, to execute, deliver and perform this Agreement;

II. the making and performance by it of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

III. this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation; and

IV. all approvals, authorizations, or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained.

III. EXPENSES

SECTION 3 — Each party must bear its own expenses in connection with the preparation and execution of this Agreement.

IV. GOVERNING LAW

SECTION 4 — This Agreement is governed by and construed in accordance with the laws of the State of New York, United States of America, without reference to principles of conflicts of law.

V. MISCELLANEOUS

SECTION 5 - No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

SECTION 6 — This Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement in 4 (four) counterparts of identical form and content as of the date first written above.

Appendix 1: CSN OVERSEAS

(Expressed in thousands of U.S. dollars)

ASSETS

LONG-TERM ASSETS
Marketable securities	4.200
Reserve account	16.825
Accounts receivable - Related parties	195.256

216.281

CURRENT ASSETS
Cash and cash equivalents	126.019
Marketable securities	61.682
Accounts receivable - Related parties	33.268

220.969

TOTAL ASSETS	437.250

LIABILITIES

LONG-TERM LIABILITIES
Accounts payable - Related parties	-17.295

CURRENT LIABILITIES
Loans and financing	-2.221

TOTAL LIABILITIES	-19.516

TOTAL ASSETS LESS LIABILITIES	417.734